Exhibit 10.1
RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO THE
TECHNIPFMC PLC 2022 INCENTIVE AWARD PLAN
Directors
This Restricted Stock Unit Agreement (the “Agreement”) is made as of [] (the “Grant Date”) by TechnipFMC plc, a public limited company incorporated under the laws of England and Wales (the “Company”) and [] (the “Participant”).
The TechnipFMC plc 2022 Incentive Award Plan (the “Plan”), as it may be amended or restated from time to time, is incorporated by reference and made a part of this Agreement and will control the rights and obligations of the Company and the Participant under this Agreement. Except as otherwise expressly provided herein, all capitalized terms have the meanings provided in the Plan. To the extent there is a conflict between the Plan and this Agreement, the provisions of the Plan will prevail.
The Compensation & Talent Committee of the Company’s Board of Directors (the “Committee”) determined that it would be in the interest of the Company and its stockholders to grant an award of restricted stock units to the Participant as an inducement to remain in the service of the Company.
The Committee, on behalf of the Company, grants to the Participant an award of [] restricted stock units (the “RSUs”) of the Company’s ordinary shares (the “Shares”). The award is made upon the following terms and conditions:
1.Vesting. The RSUs will vest one year following the Grant Date (the “Vesting Date”), subject to the Participant’s continued service as a Director of the Company through the Vesting Date. The RSUs will be payable as elected by the Participant pursuant to a timely filed Award Election Form under the TechnipFMC plc Directors Deferred Compensation Plan, or if no such election is made, then upon termination of service from the Board of Directors, unless otherwise provided in Sections 2 and 3 below (the “Settlement Date”). All RSUs will be forfeited upon Participant’s Termination of Service before the Vesting Date other than as provided in Sections 2 or 3 below. Prior to the Vesting Date, an Award remains subject to substantial risk of forfeiture.
2.Death or Disability. Notwithstanding Section 1, in the event of Participant’s death or Disability (as defined below) prior to the Vesting Date, the RSUs will vest in full and be payable as soon as practicable, but not more than sixty (60) days, following the date of such death or Disability. “Disability” means Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that can be expected to last for a continuous period of not less than twelve (12) months.
3.Change in Control. Notwithstanding Section 1, the RSUs will vest in full and be payable on the consummation of a Change in Control.

4.Rights and Obligations as Stockholder.

(a)Prior to the Settlement Date, the Participant may not vote, sell, exchange, transfer, pledge, hypothecate or otherwise dispose of any of the RSUs. The Participant will receive Dividend Equivalents on the RSUs, provided, however, that no Dividend Equivalents shall be payable prior to the Vesting Date on any unvested RSUs. All Dividend Equivalents paid on unvested RSUs shall be held by the Company until such RSUs become vested RSUs and shall be paid to the Participant as soon as practicable, but no later than sixty days, following the Settlement Date.
(b)After the Settlement Date, the Participant agrees to comply with any and all of the Company’s policies and procedures related to trading in the Company’s Shares, including, but not limited to, the Company’s Code of Business Conduct and the Insider Trading Compliance Policy, and the insider trading and anti-market abuse rules of the U.S. Securities Exchange Act and, the Market Abuse Regulation (EU) No 596/2014 (MAR).
5.No Limitation on Rights of the Company. The granting of RSUs will not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, reincorporate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
6.Appointment. Nothing in this Agreement or in the Plan will be construed as constituting a commitment, guarantee, agreement or understanding of any kind or nature that the Company will continue to appoint the Participant as a Director, or as affecting in any way the right of the Company to terminate the appointment of the Participant at any time.
7.Government Regulation. The Company’s obligation to deliver Shares following the Vesting Date will be subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required.
8.Withholding. The Company, in accordance with the terms of the Plan, will comply with all applicable withholding tax laws, and will be entitled to take any action necessary to effectuate such compliance. The Company may withhold a portion of the Shares to which the Participant or beneficiary otherwise would be entitled equivalent in value to the taxes required to be withheld, determined based upon the Fair Market Value of the Shares. For purposes of withholding, Fair Market Value shall be equal to the closing price (as reported on the New York Stock Exchange) of the Shares on the Settlement Date, or, if the Settlement Date is not a business day, the next business day immediately following the Settlement Date.
9.Notice. Any notice to the Company provided for in this Agreement will be addressed to it in care of its Secretary, TechnipFMC plc, 13460 Lockwood Road, Houston, Texas 77044, and any notice to the Participant (or other person entitled to receive the RSUs) will be addressed to such person at the Participant’s address now on file with the Company, or to such other address as either may designate to the other in writing. Any notice will be deemed to be duly given when sent via email or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.

10.Administration. The Participant’s rights under this Agreement are expressly subject to the terms and conditions of the Plan, if any, a copy of which has been made available to the Participant.
11.Binding Effect. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns.
12.Sole Agreement. This Agreement constitutes the entire agreement between the parties to it relating to the RSUs and supersedes any and all prior oral and written representations. This Agreement may only be amended by written agreement between the Company and the Participant.
13.Delivery of Documents. Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by the Company, or upon deposit in a government sponsored postal service, by registered or certified mail, or with an internationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address shown below that party’s signature hereto or at such other address as such party may designate in writing from time to time to the other party.
(a)Description of Electronic Delivery. The Plan documents, which may include but do not necessarily include: the Plan, this Agreement, the Plan’s prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically. In addition, the Participant may deliver electronically the Agreement to the Company or to such third party involved in administering the Plan as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company. The Participant may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described herein. Electronic execution of this Agreement shall have the same binding effect as a written or hard copy signature and accordingly, shall bind the Participant and the Company to all of the terms and conditions set forth in the Plan and this Agreement.
(b)Paper Copies. Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing. The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery or execution of such document fails.
14.Section 409A. This Award is intended to comply with or be exempt from Section 409A of the Code (together with any Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the date hereof, “Section 409A”). Notwithstanding any other provision of the Plan or this Agreement, if at any time the Administrator determines that this Award (or any portion thereof) may be subject to Section 409A, then (a) to the extent necessary to avoid any imposition of taxes under Section 409A on the Participant, and payment of the Award is made upon the Participant’s termination of employment or service, then such payment will only be made if such termination is a “separation from service” within the meaning of Section 409A and if the Participant is a “specified employee” as defined in Section 409A, then such payment will be delayed until the first business day following the six month anniversary of such separation from service, and (b) to the extent necessary to avoid any imposition of taxes under Section 409A on the Participant, and payment of the Award is made upon or following a Change in Control, then such payment will only be made if such Change in Control is a “change in control event” as defined in Section 409A, and (c) the Administrator shall have the right in its sole discretion (without any obligation to do so or to indemnify the Participant or any other person for failure to do so) to adopt such amendments to the Plan or this Agreement, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, as the Administrator determines are necessary or appropriate for this Award either to be exempt from the application of Section 409A or to comply with the requirements of Section 409A.
15.Governing Law. The interpretation, performance and enforcement of this Agreement will be governed by the laws of the State of Delaware.
16.Data Privacy. Participant acknowledges, agrees and consents, in order to perform, including to implement, manage and administer the Plan and the Agreement (“Purposes”), it is necessary to collect and process certain personal information concerning the Participant including: Participant’s name, home address, telephone number, date of birth, national identification number, nationality, any shares of stock held in the Company and details of all Awards (“Data”). The Company, having its registered office at Hadrian House, Wincomblee Road, Newcastle Upon Tyne, NE6 3PL, United Kingdom, is the data controller for such processing. As the case may be, Data are collected directly from the Participant or are provided by the Company.
In addition to the Purposes, Company uses the Data (i) in order to comply with securities law and financial reporting and other legal requirements, and (ii) on the basis of its legitimate interest in case of a pending and/or threatening dispute and/or (legal) claim, investigation by a relevant supervisory authority, litigation or arbitration, to determine its legal position, in order to obtain (external) advice and/or to establish and/or defend its (legal) position and/or to exercise a (legal) claim.
Data may be disclosed to third-party stock plan administrators (including banks, brokers, custodians, central securities depositories, stock exchanges, etc.), their respective auditors, advisors and consultants and any other parties as may be required or appropriate for the Purposes. Data may also be made available to public authorities where required by law or regulation and may also be disclosed to judicial and arbitration courts and/or committees and external advisors. These entities and authorities may be located in the United States, the United Kingdom, the European Economic Area, or elsewhere, including in territories where data protection laws may not be as protective as in the Participant’s jurisdiction of residence. Where relevant, the Company and its Subsidiaries will implement appropriate safeguards to ensure the protection of the Data when disclosing the Data to a third party, such as the standard contractual clauses proposed by the European Commission. Participant may request a copy of such safeguards by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com or Participant’s local human resources representative.
Participant may request to have access to the his or her Data, to rectify any such Data, to erase the Data, to restrict processing of the Data, to object to the processing of the Data, as well as request Data portability pursuant to Articles 15 to 21 of the GDPR or other similar applicable regulations and has the right to file complaints and/or claims with the competent data protection authority. Requests regarding the Data, questions or complaints may be addressed by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com.
Data will be held and used only as long as is necessary for the Purposes. Only where the Company and/or its Subsidiaries are legally obliged to (e.g. for compliance with legal and financial reporting purposes), or where this is necessary for defending their interests in the context of judicial proceedings, the Company will store the Data for longer periods. Participant may request further information on retention period applicable to the Data by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com.
It is obligatory for the Participant to provide any Data requested. If the Participant chooses not to furnish any Data requested or restrict the processing of the Data, Company will not be able to perform its obligations under the Plan or this Agreement.
If Participant is located outside of the European Economic Area and to the extent consent to the processing and/or the transfer of Data is required by law, Participant hereby consents to such processing and/or transfer as described in this Section 16. At any time, Participant may withdraw the consent given herein in writing by contacting the TechnipFMC Data Protection Office at privacy@TechnipFMC.com. Participant acknowledges, agrees and accepts that in the event he or she chooses to withdraw his or her consent, Company may not be able to perform its obligations and administer the Plan and the Agreement.
17.Funding. The RSUs represent an unfunded promise to pay and deliver Shares in the future.

18.Clawback Provisions. The RSUs and any other Awards granted to the Participant (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt of the Award or the vesting, exercise, settlement or resale of any Shares underlying any Awards) will be subject to any Company clawback policy as in effect from time to time, including any clawback policy adopted to comply with Applicable Law (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder). In addition, in the event the Participant engages in Significant Misconduct, the Committee may, in its sole discretion, recover the RSUs and any other Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt of the Award or the vesting, exercise, settlement or resale of any Shares underlying any Awards) if the Awards were awarded, vested, exercised, settled or paid during the Significant Misconduct Period by: (a) cancelling any Award, in whole or in part, whether or not vested or deferred, (b) requiring the Participant repay to the Company any gain realized or payment received upon the vesting, exercise or settlement of the Award or sale of the underlying Shares valued as of the date of vesting, exercise, settlement or sale, as applicable, and/or (c) reducing or offsetting future incentive compensation.

19.Unless otherwise provided on Schedule A:
(a)“Significant Misconduct” means any conduct constituting fraud, material theft of the assets of the Company or its affiliates, bribery, corruption, other illegal acts, gross negligence, or willful misconduct involving the Company or its affiliates, in each case as determined in the sole discretion of the Committee.
(b)“Significant Misconduct Period” means the twenty-four (24) months before and after the occurrence, discovery, or public disclosure of Significant Misconduct.

The Participant’s electronic signature below indicates the Participant’s acknowledgement and acceptance of the terms and conditions of this Agreement (including the Exhibits attached hereto) and the Plan.

Executed as of the Grant Date.

TechnipFMC plc

By:	Valeria Santos
Name:	Executive Vice President, People & Culture	[Participant Name]
Signed Electronically Via Online Process

This document constitutes part of a prospectus covering securities that have been registered under the Securities Act of 1933.

SCHEDULE A
TO TECHNIPFMC PLC 2022 INCENTIVE AWARD PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT
COUNTRY SCHEDULE
This Schedule A includes (i) additional terms and conditions applicable to all Participants, and (ii) additional terms applicable to Participants providing services to the Company in the countries identified below. These terms and conditions are in addition to those set forth in the Agreement, unless otherwise noted, and to the extent there are any inconsistencies between these terms and conditions and those set forth in the Agreement, these terms and conditions shall prevail. Any capitalized term used in this Schedule A without definition shall have the meaning ascribed to such term in the Plan or the Agreement, as applicable.
Participants are advised to seek appropriate professional advice as to how the relevant exchange control and tax laws in the country of residence may apply to Awards.

I.    GLOBAL PROVISIONS APPLICABLE TO ALL PARTICIPANTS By acceptance of the Award, the Participant acknowledges and agrees that:
(a)No Guarantee of Continued Service. THE VESTING OF THE RESTRICTED STOCK UNITS PURSUANT TO THE VESTING SCHEDULE WILL OCCUR ONLY IF THE PARTICIPANT CONTINUES AS A DIRECTOR OR EMPLOYEE (AS APPLICABLE) OF THE COMPANY OR A SUBSIDIARY THROUGH THE APPLICABLE VESTING DATE UNLESS OTHERWISE SPECIFICALLY PROVIDED IN THE AGREEMENT. THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A DIRECTOR OR EMPLOYEE FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND WILL NOT INTERFERE IN ANY WAY WITH THE RIGHT OF THE COMPANY OR ANY SUBSIDIARY TO EFFECT A TERMINATION OF SERVICES AT ANY TIME, AND FOR ANY REASON, NOR SHALL IT BE CONSTRUED TO AMEND OR MODIFY THE TERMS OF ANY CONSULTANCY, DIRECTORSHIP, EMPLOYMENT OR OTHER SERVICE AGREEMENT BETWEEN A PARTICIPANT AND THE COMPANY OR ANY SUBSIDIARY.
(b)The Plan is discretionary in nature and that, subject to the terms of the Plan, the Company can amend, cancel or terminate the Plan at any time.
(c)The grant of the RSUs under the Plan is voluntary and occasional and does not give Participant any contractual or other right to receive RSUs or benefits in lieu of RSUs in the future, even if a Participant has received RSUs repeatedly in the past.
(d)All determinations with respect to any future awards, including, but not limited to, the times when awards under the Plan shall be granted and the terms thereof, including the time or times when any RSUs may vest, will be at the sole discretion of the Administrator.
(e)Participation in the Plan is voluntary.
(f)The value of the RSUs is an extraordinary item of compensation that is outside of the scope of any directorship, consultancy or employment contract or relationship.

(g)The RSUs are not part of normal or expected compensation or salary for any purpose, including, without limitation, calculating severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or similar payments.
(h)The RSUs shall expire, terminate and be forfeited upon Termination of Services for any reason, except as otherwise explicitly provided in this Agreement as may be modified by this Schedule A and/or the Plan.
(i)The future value of the Shares that may be issued upon vesting of the RSUs is unknown and cannot be predicted with any certainty.
(j)No claim or entitlement to compensation or damages arises from the expiration, termination or forfeiture of the RSUs or any portion thereof.
(k)Neither the Company nor any Subsidiary has provided, nor will they provide, any Participant with specific tax, legal or financial advice with respect to the RSUs, the Shares issuable upon vesting of RSUs, this Agreement, this Schedule A or the Plan. Neither the Company nor any Subsidiary is making, nor have they made, any recommendations relating to participation in the Plan, the receipt of the RSUs or the acquisition or sale of Shares upon receipt of RSUs.
(l)The Participant shall bear any and all risk associated with the exchange of currency and the fluctuation of currency exchange rates in connection with this Award, including without limitation in connection with the sale of any Shares issued upon vesting of the RSUs.
(m)It shall be the Participant’s responsibility to comply with any and all exchange control requirements applicable to the RSUs and the sale of Shares issued upon vesting of the RSUs and any resulting funds including, without limitation, reporting or repatriation requirements.
(n)The Participant shall be responsible for legal compliance requirements relating to the RSUs or the ownership and possible sale of any Shares issued upon vesting of the RSUs, including, but not limited to, tax reporting, the exchange of U.S. dollars into or from local currency, the transfer of funds to or from the United States, and the opening and use of a U.S. brokerage account.
(o)If this Agreement, the Plan, any website or any other document related to the RSUs is translated into a language other than English, and if the translated version is different from the English version, the English language version will take precedence. By acceptance of the RSUs, the Participant confirms having read and understood the documents relating to the Plan and the RSUs, including, without limitation, this Agreement and this Schedule A, which were provided in English, and waives any requirement for the Company to provide these documents in any other language.
(p)The Participant’s right to vest in the RSUs will terminate effective as of the date that is the earlier of (1) the effective date of the Participant’s Termination of Services (whether or not in breach of local labor laws), or (2) the date he or she is no longer actively providing services, regardless of any notice period or period of pay in lieu of such notice required under Applicable Laws (including, but not limited to statutory law, regulatory law and/or common law); the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the RSUs.
(q)To the extent the Participant is providing services in a country identified in Section II of this Schedule A, such Participant understands and agrees that the provisions for such country apply and are incorporated into the Agreement.

II.    COUNTRY SPECIFIC PROVISIONS APPLICABLE TO PARTICIPANTS WHO PROVIDE SERVICES IN THE IDENTIFIED COUNTRIES

BRAZIL
The provisions of this Country Schedule for Brazil provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Brazil for tax, labour or securities law purposes.
1.Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, Participant acknowledges that in the event of termination of Participant’s employment (whether or not in breach of local labor laws), Participant’s rights to unvested RSUs under the Plan, if any, will terminate effective as of the date that Participant is no longer actively employed and will not be extended by any notice period mandated under applicable local laws (e.g., active employment would not include a period of “garden leave” or notice period). The Administrator shall have the exclusive discretion to determine when Participant is no longer actively employed for purposes of Participant’s RSUs.
2.Exchange Control Information. If Participant is a resident or domiciled in Brazil, Participant will be required to submit an annual declaration of assets and rights held outside of Brazil to the Central Bank of Brazil if the aggregate value of such assets and rights is equal to or greater than the applicable statutory threshold from time to time. Please note that the threshold may be changed annually.
3.Acknowledgment of Forfeiture and Claw-Back Provisions. In accepting this Agreement, Participant acknowledges being subject to the provisions of any forfeiture and claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of Applicable Law.
4.Securities Restrictions. The Company has not registered the awards granted under the Plan with Brazilian Securities Commission and the Awards granted under the Plan do not constitute a public offer of the Shares. The Plan and this Agreement are only addressed to the Participant and other selected Employees and have not been offered or solicited by means of any public communication services. The Shares deliverable upon settlement of the RSUs under the Plan are not negotiable in Brazil.
5.Remittances. Any remittances from or to Brazil in connection with the Plan and the conversion between Brazilian reais and foreign currency (such as USD) associated with such remittances can only be carried out by means of a Brazilian financial institution authorized by the Central Bank of Brazil to operate in the foreign exchange market, which shall be responsible for withholding and paying any applicable Tax on Foreign Exchange Transactions and remitting the net amount after such deduction. The Participant is the taxpayer of the Tax on Foreign Exchange Transaction assigned by Brazilian applicable law. However for the purposes of such foreign exchange transactions, in accepting this Agreement, each Participant appoints the relevant Employer as his or her representative with special powers to perform any and all acts necessary for the contracting and formalization of the foreign exchange transactions with the Brazilian financial institution responsible for the remittance, including, but not limited to, powers to sign foreign exchange contracts, provide to the Brazilian financial institution the Participant’s personal information and information related to the Participant’s participation in the Plan, and present additional supporting documents required by the Brazilian financial institution responsible for the remittance.
6.Tax Withholding. The Participant shall be responsible for collecting and paying any income tax, withholding tax and any other employment related taxes in Brazil, that is attributable to (1) the grant or vesting of, or any benefit the Participant derives from, the PSUs, (2) the Participant’s acquisition of Shares, (3) the disposal of any Shares; or (4) in the event of any repayment related to the scenario set forth in clause 18 above.
7.Termination of Service and Disability. For the avoidance of doubt, the definitions of Termination of Service and Disability shall be subject to Brazilian Labor Law (CLT) and its interpretation.
Este Sumário tem caráter meramente informativo e não substitui, nem altera, os termos e condições do Technipfmc PLC 2022 Incentive Award Plan, do Restricted Stock Unit Agreement, e de quaisquer anexos aplicáveis, que prevalecerão em todos os casos. Em caso de qualquer divergência, inconsistência ou interpretação diversa entre este Sumário e os documentos formais do Plano, prevalecerão integralmente as disposições do Plano e dos demais instrumentos que o regem.
1.Plano e Integração: À luz do Acordo de Unidades de Ações Restritas (RSUs) (Restricted Stock Unit Agreement) concedidas sob o Plano de Incentivo 2022 (Incentive Award Plan) da TechnipFMC, o Plano rege em caso de conflito e integra o Acordo por referência.
2.Vesting: O cronograma de aquisição (vesting) ocorrerá em três parcelas anuais iguais, sendo 1/3 das RSUs adquirido a cada aniversário da Grant Date, desde que o Participante mantenha seu vínculo empregatício ativo até cada respectiva data de aquisição. As RSUs que não tiverem sido adquiridas até a data de término do vínculo empregatício serão automaticamente perdidas, exceto nos casos de morte, invalidez ou aposentadoria, conforme previsto no Acordo de Outorga.
3.Mudança de Controle: (i) se o prêmio for assumido/continuado, aplica-se o vesting normal, com pagamento antecipado em caso de desligamento elegível dentro de 24 meses; (ii) se não for assumido/continuado, ocorre vesting integral na data da Mudança de Controle.
4.Direitos antes do Vesting: Antes da aquisição (vesting), as RSUs não conferem ao Participante quaisquer direitos de voto, de transferência ou de disposição. Os equivalentes de dividendos, quando aplicáveis, serão apenas creditados e retidos, sen do pagos ao Participante somente quando e se as RSUs vierem a ser adquiridas.
5.Garantia de Emprego: O Acordo não garante continuidade de emprego, nem limita o direito da Empresa de encerrar o vínculo a qualquer tempo, conforme aplicável.
6.Impostos e Retenção: A Empresa cumprirá as regras de retenção de impostos e poderá reter ações no vesting para cobrir tributos, com base no valor de fechamento na NYSE na data aplicável.
7.Clawback: O prêmio está sujeito à política de clawback da Empresa e a recuperações adicionais em caso de “Conduta Significativa Indevida” (Significant Misconduct), conforme estabelecido no Plano.
8.Lei Aplicável: A legislação aplicável ao Acordo é a do Estado de Delaware, EUA.
9.Natureza e Liquidação das RSUs: As RSUs representam promessa não financiada de entrega futura de ações, podendo ser liquidadas com ações novas, de tesouraria ou via trust de benefícios, a critério da Empresa.
10.Confidencialidade e Não Competição: Aplicam-se ao Participante as obrigações de confidencialidade e não competição previstas no Anexo (Exhibit A), que integra o Acordo. Tais obrigações vigoram durante o vínculo com a Empresa e por 12 (doze) meses após o seu término. Nesse período, o Participante não poderá atuar, direta ou indiretamente, em negócios relacionados a projetos, tecnologias, sistemas ou serviços nos setores de petróleo, gás e petroquímico, incluindo empresas como Baker Hughes, Halliburton, McDermott, NOV, Saipem, Schlumberger, Subsea 7 e Weatherford, dentre outras (lista exemplificativa e sujeita a atualização). A restrição aplica-se aos países ou territórios em que, no último ano do vínculo de emprego, o Participante tenha atendido clientes, realizado assignments ou trabalhado em instalações da Empresa (Restricted Area). Adicionalmente, o Participante não poderá, nesse mesmo período, solicitar ou desviar clientes ou fornecedores com os quais tenha tido envolvimento relevante ou acesso a informações confidenciais no último ano, nem aliciar ou contratar empregados, consultores ou contratados-chave da Empresa.
11.Vesting durante aviso prévio e garden leave: o direito de vesting das RSUs termina na data em que o Participante deixar de prestar serviços ativos, independentemente de qualquer período de aviso prévio trabalhado, pagamento em substituição de aviso ou período de garden leave; a Empresa tem discricionariedade exclusiva para determinar quando cessa a prestação ativa de serviços.
12.Rescisão do Contrato de Trabalho, Atividade Prejudicial, Incapacidade, Justa Causa do Empregado e Aposentadoria. Para evitar dúvidas, as definições de Rescisão do Contrato de Trabalho, Atividade Prejudicial, Incapacidade, Justa Causa do Empregado e Aposentadoria estarão sujeitas à legislação trabalhista brasileira (CLT) e à sua interpretação.
13.Restrições de Valores Mobiliários: A Companhia não registrou as outorgas concedidas nos termos do Plano perante a Comissão de Valores Mobiliários (CVM), e tais outorgas não constituem oferta pública das Ações. O Plano e o presente Acordo são direcionados exclusivamente ao Participante e a outros Empregados selecionados, não tendo sido objeto de oferta ou solicitação por meio de quaisquer meios de comunicação ao público.
As Ações a serem entregues em decorrência da liquidação das RSUs nos termos do Plano não são negociáveis no Brasil.
14.Remessas. As remessas relacionadas ao Plano, bem como a conversão de reais para moeda estrangeira (como USD), devem ser realizadas por meio de instituição financeira brasileira autorizada pelo Banco Central a operar no mercado de câmbio. Essa instituição será responsável por reter e recolher o Imposto sobre Operações de Câmbio (IOF), sendo o Participante o contribuinte desse imposto nos termos da lei brasileira.
Ao aceitar o Acordo, o Participante nomeia o Empregador como seu representante, com poderes específicos para praticar todos os atos necessários à contratação e formalização das operações de câmbio junto à instituição financeira, incluindo a assinatura de contratos de câmbio, o fornecimento de informações pessoais e dados relativos à participação no Plano, bem como a apresentação de documentos adicionais exigidos.

NORWAY
The provisions of this Country Schedule for Norway provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in Norway for tax, labour or securities law purposes.
    1.    Acknowledgment of Nature of Plan and RSUs. In accepting this Agreement, the Participant acknowledges that, in the event of termination of the Participant’s employment, or the cessation of the Participant’s appointment to the Board of Directors, the Participant’s rights to vesting of the RSUs under the Plan, if any, will terminate effective as of the date of the termination notice for employees or the date of cessation of appointment for directors. Vesting rights will not be extended by any notice period, delay in public registration or agreed “garden leave”; the Administrator shall have the exclusive discretion to determine when the Participant is no longer actively employed or appointed for purposes of Participant’s RSUs.

UNITED ARAB EMIRATES
The provisions of this Country Schedule for United Arab Emirates provide additional definitions and conditions for the purpose of granting RSUs which are intended to be granted to Employees and corporate officers who are resident in the UAE for tax, labour or securities law purposes.
1.Disclaimer. This Agreement has not been approved or licensed by the Securities and Commodities Authority or any other relevant licensing authorities or governmental agencies in the United Arab Emirates. This Agreement is strictly private and confidential and the terms of the Agreement and the Plan have not been reviewed by, deposited or registered with the Securities and Commodities Authority or any other licensing authority or governmental agencies in the United Arab Emirates. This offer is being issued from outside the United Arab Emirates to a limited number of Employees of a Subsidiary of the Company and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. Further, the information contained in this Agreement and the Plan is not intended to lead to the issue of any securities or the conclusion of any other contract of whatsoever nature within the territory of the United Arab Emirates.
2.Jurisdiction. Any dispute arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, shall be referred to and finally resolved by arbitration under the Arbitration Rules of the DIFC – LCIA Arbitration Centre, which Rules are deemed to be incorporated by reference into this clause. The number of arbitrators shall be one. The seat, or legal place, of arbitration shall be Dubai International Financial Centre The language to be used in the arbitration shall be English.
This Agreement does not form part of the Participant’s employment for any purposes whatsoever.